UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)	July 7, 2003
Commission File Number:	000-10849
Allegiant Bancorp, Inc. (Exact name of registrant as specified in its charter)
Missouri (State of other jurisdiction of incorporation or organization)	43-1262037 (IRS Employer Identification No.)
10401 Clayton Road, St. Louis, MO (Address of principal executive offices)	63131 (Zip Code)
(314) 692-8800 (Registrants telephone number, including area code)

Item 7.   Financial Statements and Exhibits

              (a) - (b)  Not applicable.

              (c)         Exhibits required by Item 601 of Regulation S-K
Exhibit No.	Exhibit
99.1	Press Release of July 7, 2003

Item 9.   Regulation FD Disclosure

          On July 7, 2003, Allegiant Bancorp, Inc., a registered bank holding company under the Bank Holding Company Act of 1956, as amended, issued a press release announcing that it has been recognized by Fortune Small Business (FSB) Magazine as the 58th fastest-growing, publicly-held small business in the U.S. The FSB 100 companies were ranked on three criteria: earnings growth, revenue growth, and total stock market return over a 3-year period. The press release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLEGIANT BANCORP, INC.

Dated: July 8, 2003	By: /s/ Jeffrey S. Schatz Jeffrey S. Schatz, Executive Vice President and Chief Financial/Operations Officer